UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2005
                                                   ----------------

                         COACTIVE MARKETING GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-20394                   06-1340408
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(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)         Identification Number)



               415 Northern Blvd., Great Neck, New York     11021
               --------------------------------------------------
                (Address of principal executive office)  (Zip Code)

       Registrant's telephone number, including area code: (516) 622-2800
                                                           --------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (d) On February 2, 2005, Marc C. Particelli and Paul A. Amershadian were appointed to the Board of Directors of CoActive Marketing Group, Inc. (the "Company").

         Mr. Particelli was the Chief Executive Officer of Modem Media, an interactive marketing services firm, prior to its acquisition by Digitas in October 2004. Earlier, Mr. Particelli was a partner at Oak Hill Capital Management, a private equity investment firm, and lead director at Odyssey Partners L.P., a hedge fund. Prior to entering the private equity business, Mr. Particelli spent 20 years with Booz Allen where he helped create the Marketing Industries Practice and led its expansion across Europe, Asia and South America.

         As an independent director, it is expected that Mr. Particelli will be appointed to one or more of the Committees of the Company's Board of Directors. Any such appointment will be reported by amendment to this Current Report on Form 8-K.

         Mr. Amershadian is the Company's Executive Vice President, Marketing and Sales, and Treasurer, and had been a director of the Company until September 28, 2004, when he had resigned so that the Company would be in compliance with Rule 4350(c)(1) of The Nasdaq Stock Market, Inc. ("Nasdaq"), which provides that a majority of the Board of Directors of Nasdaq listed companies must be comprised of independent directors (as defined by Nasdaq). With the appointments of Paul Amershadian and Marc Particelli, the Company's Board of Directors is composed of nine directors, five of whom are independent.

         As previously disclosed in the Company's public filings, the Company has made loans to Mr. Amershadian aggregating $550,000, which are evidenced by an Amended and Restated Promissory Note dated May 24, 2001. The Amended and Restated Promissory Note provides for payment of interest at a floating rate equal to the highest rate at which the Company pays interest on its bank borrowings (6.25% at December 31, 2004), monthly payments of one-half of the interest that accrued over the previous month, payment of remaining accrued interest and principal from one-half of the after-tax amount, if any, of bonuses paid to Mr. Amershadian by the Company, and payment of the remaining balance of principal and accrued interest on May 24, 2006. To date, Mr. Amershadian has not made any of the required monthly interest payments under the Amended and Restated Promissory Note. At December 31, 2004, accrued and unpaid interest on these loans amounted to approximately $233,000, of which, $67,200 was past due and owing. The loans are secured by (i) a first lien and security interest in the 282,127 shares of Common Stock owned by Mr. Amershadian, (ii) a second mortgage on Mr. Amershadian's home and (iii) collateral assignments of $550,000 of life insurance policies.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2005

                                         COACTIVE MARKETING GROUP, INC.


                                         By: /s/ DONALD A. BERNARD
                                             -----------------------------------
                                             Donald A. Bernard,
                                             Executive Vice President and Chief
                                             Financial Officer